UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 8, 2010

XENOPORT, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction

of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)

3410 Central Expressway

Santa Clara, California 95051

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 616-7200

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01.	OTHER EVENTS.

On December 8, 2010, XenoPort, Inc. (the “Company”) entered into an underwriting agreement (the “Underwriting Agreement”) with Morgan Stanley & Co. Incorporated as representative for itself, RBC Capital Markets, LLC, and Wedbush Securities Inc., as underwriters (together, the “Underwriters”), related to the public offering, issuance and sale of 4,000,000 shares of the Company’s common stock, par value $0.001 per share (“Common Stock”). The price to the public in this offering is $7.15 per share, and the Underwriters have agreed to purchase the shares from the Company pursuant to the Underwriting Agreement at a price of $6.7389 per share. Under the terms of the Underwriting Agreement, the Company has granted the Underwriters an option, exercisable for 30 days after the offering, to purchase up to an additional 600,000 shares of Common Stock to cover over-allotments, if any. The offering is being made pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-167972). The Underwriting Agreement is filed as Exhibit 1.1 to this report, and the description of the material terms of the Underwriting Agreement is qualified in its entirety by reference to such exhibit.

ITEM 9.01.	FINANCIAL STATEMENTS AND EXHIBITS.

(d) Exhibits.

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 8, 2010.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated: December 8, 2010	By:	/S/ WILLIAM G. HARRIS
William G. Harris
Senior Vice President of Finance and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Underwriting Agreement, dated December 8, 2010.

5.1	Opinion of Cooley LLP.

23.1	Consent of Cooley LLP (contained in Exhibit 5.1).